 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

CHANCELLOR GROUP, INC.
Exact Name of Registrant as Specified in Charter)

Nevada	000-30219	87-0438647
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

216 South Price Road, Pampa, TX	79065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(806) 688-9697

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.03 Bankruptcy or Receivership.

On October 30, 2007, Chancellor Group, Inc. (“we”, “us” or the “Company”) filed a bankruptcy petition (case number 07-20512-11) under Chapter 11 of the United States Bankruptcy Code (the “Code”) with the United States Bankruptcy Court, Northern District of Texas. Our operating subsidiaries, Gryphon Production Company, LLC (case number 07-20510-11) and Gryphon Field Services, LLC (case number 07-20511-11), filed bankruptcy petitions under Chapter 11 of the Code on October 29 and October 30, 2007, respectively, with the same Court. At this time, the Company is managing its operations and those of its two subsidiaries as a debtor in possession.

Our intention making in the Chapter 11 filings is to continue operations of the Company through the Chapter 11 bankruptcy process and to emerge from the Chapter 11 reorganization as an operating company, with our financial structure reorganized, and where all of our creditors would receive the full amounts owed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHANCELLOR GROUP, INC.

By:	/s/ Thomas H. Grantham
Thomas H. Grantham, President

Date: November 2, 2007